Exhibit E

Vote the BLUE proxy today for JANA's Experienced and Independent Board Nominees Please visit www.JANAAguAnalysis.com for more information and updates. Agrium: Aim Higher For questions or assistance, please contact Kingsdale Shareholder Services Inc., at 1-866-581-1514 toll-free in North America, or 1-416-867-2272 outside of North America, or by email at contactus@kingsdaleshareholder.com. To keep current with further developments and information about voting your Shares, visit www.JANAAguAnalysis.com YOUR SUPPORT IS EXTREMELY IMPORTANT – VOTE ONLY YOUR BLUE PROXY OR VIF TODAY

 March 7, 2013 Dear Fellow Agrium Shareholders: We have invested more than $1 billion in Agrium, making it our largest investment and us the largest shareholder, because it has the opportunity to unlock substantial unrealized value for all shareholders. Instead of embracing this opportunity, the board has hidden behind stock performance attributable to broad industry tailwinds, as well as baseless attacks and distortions, including just this week quietly and falsely enhancing the qualifications of its board. Agrium would like you to believe that we have invested over $1 billion in its stock to purposely destroy the value of our own investment. Does that make sense to you? We have proposed 5 new independent directors who are all highly qualified to help address the underperformance more fully outlined below. Agrium has called our board slate a “Trojan Horse” even though these nominees would be a minority of the board and could only accomplish change through building consensus. Why is Agrium’s board so afraid of a minority of independent board members with relevant experience who can ask the tough questions? 1. Agrium’s retail distribution business (“Retail”) has failed to live up to its potential.  Agrium’s Retail acquisitions have failed to meet its own minimum 9% return hurdle and Retail margins have contracted significantly even as Agrium spent over $4 billion on Retail acquisitions which, with proper management, should have improved margins.  This is not surprising given that no independent director has significant “breaking bulk” distribution experience, and given that management performance targets have prioritized growth at any cost over profitability and returns.  Agrium reduced disclosure in Retail, even as Retail’s size and importance grew.  Agrium has tried to divert attention from its unrealized value potential with the tired claim that our sole goal is to separate Retail. In truth, we have identified many issues in addition to Agrium’s structure, and are calling for a fair review of this structure to address its undervaluation, rather than the rigged review Agrium conducted. Agrium seeks to focus on this sole issue to divert attention from the full range of value creation opportunities we have raised. 2. Agrium’s much-touted share price return is the result of good fortune, not good board stewardship, and falls far short of the real value creation opportunity.  Agrium benefitted from the same commodity and industry tailwinds as peers, yet Agrium meaningfully underperformed an index of its peers by over 60% over the 5 years before JANA’s engagement. For questions or assistance, please contact Kingsdale Shareholder Services Inc., at 1-866-581-1514 toll-free in North America, or 1-416-867-2272 outside of North America, or by email at contactus@kingsdaleshareholder.com. To keep current with further developments and information about voting your Shares, visit www.JANAAguAnalysis.com YOUR SUPPORT IS EXTREMELY IMPORTANT — VOTE ONLY YOUR BLUE PROXY OR VIF TODAY 1

  Agrium’s responses to our engagement — including a meaningful dividend increase, a significant share repurchase and improved disclosure — have helped begin to address its historical underperformance. 3. Agrium has resorted to entrenchment tactics, diversions and falsehoods, including:  In this week’s 2013 proxy circular, claiming that 2 directors who were listed in its 2012 circular as not having “Distribution” experience now suddenly have such experience;  Abandoning its long-held claim that Retail is undervalued and hiring paid mercenaries who previously argued against Agrium’s conglomerate structure to manipulate the data to argue for it;  Prioritizing loyalty to management over relevant experience in making hurried board appointments before the annual meeting designed to preserve the status quo; and  Ignoring for months the issues we raised, then at 5pm before a holiday weekend quietly moving up the annual general meeting by over a month to cut short the debate further. 4. Agrium now attempts to attack our nominees for being 100% aligned with shareholders.  JANA publicly disclosed months ago that our nominees are 100% aligned with shareholders through their substantial personal Agrium investments plus sharing in a percentage of the appreciation in our Agrium shares, which is akin to share ownership.  Agrium raises this smokescreen now out of desperation. Despite its misleading attacks, this formula is automatic, not discretionary, and based solely on stock performance, and thus fully aligns our nominees’ interests with those of all shareholders. While Agrium falsely claims that we are focused on the short term, we would put our nominees’ integrity and long-term value creation records against the records of any of Agrium’s directors.  It is not surprising that the board, which has bought little stock and sees itself as defenders of management rather than shareholders, objects to the idea of shareholder alignment. But all applicable board guidelines define “independence” by looking at relationships with the company, not shareholders, for a reason. Board alignment with the management they are supposed to oversee is a conflict. Board alignment with shareholders is not a conflict, it is the goal.  In fact, shareholders should ask if the board is really fighting to preserve its steady flow of board fees and DSU grants. During their tenures, in addition to cash fees, the non-management directors have collectively received DSUs valued in excess of $20 million. Given these issues, the 5 directors we are seeking to replace on Agrium’s 12-person board are:  Frank W. Proto — Mr. Proto is the longest-serving member of the board at 20 years, served as Chair until May 2012 and thus oversaw substantial Retail underperformance, has not purchased a single share of stock in over nine years, and has no legitimate distribution experience. In fact, in a shockingly blatant distortion, Agrium in this week’s proxy circular simply checked the “Distribution” experience box for Mr. Proto, despite not checking this box previously and despite no apparent support for such claim. Mr. Proto also chaired the special committee (the “special committee”) that was tasked with responding to the numerous For questions or assistance, please contact Kingsdale Shareholder Services Inc., at 1-866-581-1514 toll-free in North America, or 1-416-867-2272 outside of North America, or by email at contactus@kingsdaleshareholder.com. To keep current with further developments and information about voting your Shares, visit www.JANAAguAnalysis.com YOUR SUPPORT IS EXTREMELY IMPORTANT — VOTE ONLY YOUR BLUE PROXY OR VIF TODAY 2

issues we raised (which arose during his stewardship), and that instead approved an assault on a reasonable debate about unlocking shareholder value.  Dr. Susan A. Henry — Dr. Henry is the second-longest serving member of Agrium’s board at over 11 years, has purchased only 100 shares of stock in her entire tenure, and serves on Agrium’s compensation committee, which prioritized growth at any cost over profitability, and corporate governance committee, which condoned Agrium’s scorched earth defense of the status quo and its CEO’s pre-screening of directors for fealty.  Derek G. Pannell — Mr. Pannell has served on the board for 5 years, is the chair of the compensation committee and served on the special committee, and has no legitimate distribution experience. Like Mr. Proto, Mr. Pannell suddenly went from having no claimed distribution experience last year to claiming such experience this year.  Russell J. Horner — Mr. Horner has served on the board for over 8 years, has not purchased a single share of stock in 5 years, sat on the special committee, chairs the corporate governance committee which signed off on last-minute enhancements to the supposed qualifications of Messrs. Proto and Pannell, and serves on the compensation committee. He also has no relevant distribution experience. During his CEO tenure, Catalyst Paper suffered repeated quarterly losses, prompting shareholder intervention and his departure.  Mayo M. Schmidt — Mr. Schmidt was appointed after Agrium’s CEO stated that questioning his performance or strategy was a disqualification for board service. He made $30 million in the transaction where Agrium acquired Viterra’s retail business and does not add significant distribution experience given that distribution was a small part of Viterra. $1 invested in Viterra’s predecessor at the start of his 12-year CEO tenure would be worth a fraction of that today, and during his tenure Viterra struggled with costs and issued over $2 billion in equity but only paid a small dividend after shareholder pressure. We believe these 5 directors embody the lack of relevant distribution experience, passivity in the face of underperformance, lack of shareholder alignment, and entrenchment tactics of Agrium’s board that have caused Agrium to underperform. Removing them will lift a burden off Agrium, without depriving it of necessary experience or company knowledge. I hope that you will review the enclosed materials and our website www.JANAAguAnalysis.com to learn more about our nominees. We encourage you to review the records of the board members named above and compare them to the experience and shareholder mindset of our nominees and ask yourselves, why wouldn’t you want our nominees to join Agrium’s board? Please join me in voting the BLUE proxy or VIF “FOR” our director nominees to strengthen the board and put Agrium on a path to unlocking its substantial value creation potential. Sincerely, Barry Rosenstein Founder and Managing Partner JANA Partners LLC For questions or assistance, please contact Kingsdale Shareholder Services Inc., at 1-866-581-1514 toll-free in North America, or 1-416-867-2272 outside of North America, or by email at contactus@kingsdaleshareholder.com. To keep current with further developments and information about voting your Shares, visit www.JANAAguAnalysis.com YOUR SUPPORT IS EXTREMELY IMPORTANT — VOTE ONLY YOUR BLUE PROXY OR VIF TODAY 3

AGRIUM HAS THE OPPORTUNITY TO UNLOCK SUBSTANTIAL UNREALIZED VALUE FOR ALL SHAREHOLDERS

While Agrium's shares have risen on an absolute basis by riding the benefits of broad agriculture and commodity tailwinds, Agrium has historically underperformed its potential, including trailing an index of its peers by over 60% in the 5 years prior to our involvement. Agrium can unlock substantial unrealized value by addressing five key areas we have identified:

Cost Management → Controls → Capital Allocation → Conglomerate Structure → Corporate Governance

For months, we attempted a constructive dialogue with Agrium on these issues. Instead of engaging, Agrium's board has fought relentlessly to protect the status quo through entrenchment tactics, disingenuous analysis and diversions. Agrium's CEO recently summed up the board's attitude toward shareholder accountability in his telling comment that Agrium's largest shareholder is a "pain in the arse," demonstrating the board's insular and thin-skinned attitude towards shareholder accountability.

Shareholders should not have to settle for the status quo. Agrium can aim higher. Here's how…

We are asking for your support to elect 5 highly qualified and independent new directors to Agrium's board. These new directors will be a minority of Agrium's 12-person board but will enhance the board by adding the industry experience and shareholder mindset needed to properly oversee management and unlock substantial unrealized value for all shareholders. The nominees include the managing partner of Agrium's largest shareholder JANA, three executives who have created billions of dollars of value in "breaking bulk" distribution businesses cited by Agrium as peers for its own distribution business ("Retail"), and a former Canadian federal Minister of Agriculture.

"JANA's nominees to Agrium's board appear highly credible to us."
Bank of America, January 29, 2013

"JANA's proposed board members possess solid retail distribution experience and could help unlock value."
CIBC, January 15, 2013

"JANA is nominating a retail 'dream team' to Agrium's board, which currently does not have one independent member with retail distribution experience."
Barron's, November 26, 2012

PLEASE VOTE THE <u>BLUE</u> PROXY OR VIF "FOR" OUR INDEPENDENT NOMINEES WHO CAN UNLOCK SUBSTANTIAL VALUE FOR ALL AGRIUM SHAREHOLDERS

For questions or assistance, please contact Kingsdale Shareholder Services Inc., at 1-866-581-1514 toll-free in North America, or 1-416-867-2272 outside of North America, or by email at contactus@kingsdaleshareholder.com. To keep current with further developments and information about voting your Shares, visit **www.JANAAguAnalysis.com**

YOUR SUPPORT IS EXTREMELY IMPORTANT – VOTE ONLY YOUR <u>BLUE</u> PROXY OR VIF TODAY

1

We have attracted nominees of this caliber because, like us, they believe in Agrium’s massive value creation potential. All are personally invested in Agrium and are fully aligned with shareholders’ best interests. They also know that JANA has a long track record of helping to bring about value-creating change at public companies and has also earned a reputation for working constructively with boards and management. JANA’s approach “is co-operative rather than offensive.” The Financial Times, December 10, 2009 JANA’s “victories have come largely by eschewing the aggressive public stances associated with fellow activists.” The Wall Street Journal, October 7, 2012 “[G]oing back to 2006, the average return on stocks for which JANA had outstanding 13D filings was 65%, vs. 10% for the S&P 500.” Value Investor Insight — January 31, 2013 Unfortunately Agrium’s board has refused to work constructively with us to unlock Agrium’s full potential value. The reasons behind Agrium’s historical underperformance are clear...  Failure to Pursue Basic Shareholder Value Growth Measures. For years, Agrium’s board has failed to pursue basic shareholder-friendly measures, such as returning significant capital to shareholders and providing adequate disclosure. Agrium only started to make some of these long-overdue changes when JANA pressured them. Do you want a board that only pursues obvious value creation measures when pushed by shareholders to do so? “There’s no doubt pressure from JANA prompted the fertilizer and agricultural products retailer to return $1 billion in additional cash to shareholders last year and to improve its disclosure, to the benefit of investors.” The Globe & Mail, January 25, 2013  Lack of Relevant Retail Experience. Agrium’s Retail business accounts for approximately one-third of its profits and more than half of its value. Yet its board has never had a single non-management member with any significant distribution experience. Despite this deficiency, Agrium has spent more than $4 billion on Retail acquisitions. Not surprisingly, these acquisitions have failed to meet the company’s own minimum return hurdle rate, a fact Agrium has not disputed despite having previously spent years boasting to shareholders about its strong returns in Retail acquisitions. In a hurried attempt to head-off real change, the board recently named two directors who it claims address this experience gap. However, neither of the new directors actually possesses significant distribution experience. For questions or assistance, please contact Kingsdale Shareholder Services Inc., at 1-866-581-1514 toll-free in North America, or 1-416-867-2272 outside of North America, or by email at contactus@kingsdaleshareholder.com. To keep current with further developments and information about voting your Shares, visit www.JANAAguAnalysis.com YOUR SUPPORT IS EXTREMELY IMPORTANT — VOTE ONLY YOUR BLUE PROXY OR VIF TODAY 2

 These deficiencies have prevented Agrium from realizing its full value potential …  Stock Underperformance: Agrium’s NYSE-traded shares have underperformed its peer-weighted average by 62%, 22% and 11%, for the 5, 3 and 1 year periods prior to June 1, 2012, which precede our initial involvement with Agrium and its responses to our proposals. Note: Represents total return assuming dividends re-invested. Peer Composite represents peer weighted average based on Agrium’s segment EBITDA composition. Peers consist of CF Industries, Potash Corp., Mosaic, Genuine Parts, Grainger, Tractor Supply, Watsco and WESCO.  Squandering Billions of Shareholder Capital: High prices paid on over $4 billion of Retail M&A and Agrium’s failure to deliver operationally have led to a return on capital below Agrium’s own minimum 9% return hurdle and significantly below Retail’s peers, prompting one analyst to note, “We have no evidence that a $4 billion acquisition spree did anything but cut capital returns in half.” Credit Agricole / CLSA, March 1, 2013 (1) Commentary by Agrium’s COO at 2013 CIBC Whistler conference. (2) Average of Retail peers Genuine Parts, Grainger, Tractor Supply, Watsco and WESCO. For questions or assistance, please contact Kingsdale Shareholder Services Inc., at 1-866-581-1514 toll-free in North America, or 1-416-867-2272 outside of North America, or by email at contactus@kingsdaleshareholder.com. To keep current with further developments and information about voting your Shares, visit www.JANAAguAnalysis.com YOUR SUPPORT IS EXTREMELY IMPORTANT — VOTE ONLY YOUR BLUE PROXY OR VIF TODAY 3

Rather than address its deficiencies, Agrium has adopted a scorched-earth, defensive stance that has absolutely nothing to do with shareholder value or good corporate governance. Agrium’s insular and defensive stance is standing in the way of material value creation  Screening New Directors for Loyalty, Not Experience. Agrium’s CEO recently declared that criticizing his strategy or performance would be a disqualification for serving on the board. The board then added two new directors who, we can only conclude, comply with this upside down notion of good corporate governance, and who in any case still fail to address the board’s need for substantive experience in relevant “breaking bulk” distribution. Agrium’s shareholders deserve better than this cronyism.  Avoiding the Debate. Agrium dodged the issues we raised for months until forced to respond. Then, in the face of growing shareholder support for our ideas and nominees, the board at 5pm on the Friday before a holiday weekend quietly moved the Annual Meeting date up by over a month to cut short the debate. “What is Fertilizer Made from Again? In the midst of a proxy fight, Agrium abruptly moved its annual meeting from May to April 9th. It is not a good sign for shareholders when management believes that they will benefit from having less time to articulate their position.” 13D Monitor, March 2013  Disingenuous Analysis. For years, Agrium said its Retail business was substantially undervalued by the market and promoted a relevant set of trading comparables to make its case for a higher valuation. When challenged by JANA to finally address this discount, Agrium abandoned its historical and relevant set of trading comparables in an attempt to make this undervaluation disappear. Agrium also hired mercenary advisors who had previously argued against Agrium’s structure when defending CF Industries against Agrium’s hostile takeover bid — to now argue for it. “We fail to understand why the board has apparently chosen to disregard Agrium’s own list of comparable companies in favor of a newer group that appears less appropriate, more spurious and more convenient.” Bank of America, January 29, 2013 “[T]he Board’s response to very reasonable questions was to hire the most anti-shareowner advisor it could find.” Credit Agricole / CLSA, November 5, 2012 JANA’S INDEPENDENT NOMINEES WILL BRING MUCH-NEEDED EXPERIENCE AND AN ENHANCED COMMITMENT TO SHAREHOLDER VALUE For questions or assistance, please contact Kingsdale Shareholder Services Inc., at 1-866-581-1514 toll-free in North America, or 1-416-867-2272 outside of North America, or by email at contactus@kingsdaleshareholder.com. To keep current with further developments and information about voting your Shares, visit www.JANAAguAnalysis.com YOUR SUPPORT IS EXTREMELY IMPORTANT — VOTE ONLY YOUR BLUE PROXY OR VIF TODAY 4

We have identified five areas of substantial value-creation opportunity at Agrium, which we call the “5 C’s”  Costs. Despite spending over $4 billion on Retail acquisitions, Agrium has suffered significant margin contraction. Meanwhile, peers that have grown less rapidly have expanded margins. Additionally, corporate overhead has grown at an alarming 14% annual rate since 2007. These developments speak to serious cost management issues which, if addressed, can unlock substantial unrealized value. Note: Unallocated corporate cost excludes stock compensation expense. 2011 excludes $40mm of one-time Landmark costs. “There remains an opportunity for the retail segment (70% of revenues) to improve margins.” Credit Suisse, March, 1 2013 “Agrium’s management should engage with serious consideration many of the issues JANA and its proposed directors bring up on costs.” Barclays, December 13, 2012  Controls. Agrium’s lack of transparency regarding Retail’s performance and failure to properly align management incentives are highly troubling. As Agrium increased the amount of shareholder money spent on Retail acquisitions, it further reduced its level of disclosure, which obscured the failures of its acquisition strategy including inadequate returns on investment, failure to grow margins, and Retail’s persistent valuation discount. These failures are not surprising given that the board set compensation targets for Retail management that prioritize growth at any price over profitability and returns. Shedding more light on Agrium’s valuable Retail business and properly incentivizing management to grow the business profitably can unlock substantial unrealized value. “[W]e have believed that the attention brought to Agrium’s Retail business via JANA’s activism would be beneficial to shareholders — that additional disclosure into the operations and financial results of the business would either highlight underappreciated value or strengthen the case for structural change.” Barclays, January 30, 2013 For questions or assistance, please contact Kingsdale Shareholder Services Inc., at 1-866-581-1514 toll-free in North America, or 1-416-867-2272 outside of North America, or by email at contactus@kingsdaleshareholder.com. To keep current with further developments and information about voting your Shares, visit www.JANAAguAnalysis.com YOUR SUPPORT IS EXTREMELY IMPORTANT — VOTE ONLY YOUR BLUE PROXY OR VIF TODAY 5

Capital Allocation. In the 5 years prior to our engagement with Agrium, the board returned $0.2 billion to shareholders while spending more than $4 billion on Retail acquisitions which failed to meet Agrium’s minimum return hurdle of 9%. After we highlighted this problem, Agrium finally initiated a large return of capital last year. But even this effort was botched because Agrium kept shareholders in the dark about an impending surprise earnings miss (which Agrium must have known of at the time) which was revealed just two weeks after this repurchase. Agrium failed to alert shareholders to this impending miss in the apparent hopes of keeping its stock price artificially high to ward us off. This resulted in either deliberately or negligently wasting shareholder capital on repurchases at inflated prices. Committing to a more consistent and shareholder-friendly capital allocation policy can unlock substantial unrealized value.  Conglomerate Structure. Analysts peg Agrium’s sum-of-the-parts discount at approximately $20 per share, and none of Agrium’s industry peers have pursued the same integrated strategy. Agrium however still refuses to conduct an honest review of Retail’s undervaluation, and instead used a manipulated analysis designed to reach the result it sought. Agrium has characterized JANA’s proposals as a “Trojan Horse” for a breakup of Agrium, presumably to divert attention from the numerous other deficiencies we have identified, but all we are asking for is a fair and independent review. We believe that such a review would reveal that substantial value can be unlocked through a separation of Retail, but if such review proved otherwise, our nominees (who would constitute a minority of the board) would accept the findings. That’s not a “Trojan Horse” strategy, that’s common sense and honesty. A full and fair review of how Agrium can address its valuation discount can unlock substantial unrealized value. “Agrium controls a valuable, scarce asset base that would be difficult to replicate, yet shares trade at a modest discount to fertilizer industry peers and a considerable discount to other large distributors.” Bank of America, January 29, 2013 For questions or assistance, please contact Kingsdale Shareholder Services Inc., at 1-866-581-1514 toll-free in North America, or 1-416-867-2272 outside of North America, or by email at contactus@kingsdaleshareholder.com. To keep current with further developments and information about voting your Shares, visit www.JANAAguAnalysis.com YOUR SUPPORT IS EXTREMELY IMPORTANT — VOTE ONLY YOUR BLUE PROXY OR VIF TODAY 6

Corporate Governance. Since JANA’s engagement with Agrium, the company has run a scorched earth campaign to fight off value-creating change. Because Agrium has been unable to refute the value creation opportunities JANA has identified, it has instead resorted to wasting shareholder money on entrenchment tactics and distorted analysis. Embracing good corporate governance at Agrium can unlock substantial unrealized value. “Agrium says that ‘Jana changed the subject’, but as we see it, Agrium’s ill-advised response to Jana was the source of the explosion. We believe that Agrium’s Board has for months failed in its responsibility to shareowners, and we expect Agrium’s directors to lose, should this become a contested election. Regardless of the outcome, we believe that the credibility of every current Agrium director has been seriously diminished.” Credit Agricole / CLSA, January 31, 2013 “We believe that significant shareholder value creation may come from surfacing some of the issues raised by JANA.” Piper Jaffray, December 2, 2012 A VOTE FOR JANA’S NOMINEES ON THE BLUE PROXY OR VIF IS A VOTE FOR EMBRACING THESE VALUE CREATION OPPORTUNITIES We ask Agrium shareholders to compare the experience and shareholder mindset of JANA’s 5 nominees set forth on the next page with that of the following 5 incumbent Agrium directors, who we believe should be replaced: Frank W. Proto, Dr. Susan A. Henry, Russell J. Horner, Derek G. Pannell and Mayo M. Schmidt (the “Departing Agrium Directors”)  Shareholder Alignment. JANA is Agrium’s largest shareholder and JANA’s four nominees (excluding Barry Rosenstein) have personally purchased in the aggregate more than 137,000 shares. Compare this to the Departing Agrium Directors, one of whom has purchased zero shares in the last nine years and the rest of whom have purchased only 5,100 shares during this time combined despite being on the board a combined 44 years. Our nominees stand to gain only if all Agrium shareholders gain. We believe this alignment of interest between directors and shareholders will be a welcome change to the Agrium board.  Experience. Our nominees with distribution experience have created billions of dollars in value within businesses similar to Agrium’s distribution business. Like the rest of Agrium’s board, none of the Departing Agrium Directors have significant experience in a business similar to Agrium’s Retail business.  Independence. All of our nominees are independent and will be focused solely on shareholder value creation. Agrium’s board, including 3 of the Departing Agrium Directors who sat on the special board committee tasked with evaluating the value creation opportunities we proposed to Agrium, either passively watched or condoned management’s disingenuous defense of the status quo, including talking down the value of their own company. Departing Agrium Director Mayo Schmidt also received more than $30 million as the CEO of Viterra in a transaction that was facilitated by Agrium’s acquisition of Viterra’s retail business. For questions or assistance, please contact Kingsdale Shareholder Services Inc., at 1-866-581-1514 toll-free in North America, or 1-416-867-2272 outside of North America, or by email at contactus@kingsdaleshareholder.com. To keep current with further developments and information about voting your Shares, visit www.JANAAguAnalysis.com YOUR SUPPORT IS EXTREMELY IMPORTANT — VOTE ONLY YOUR BLUE PROXY OR VIF TODAY 7

JANA’s five nominees collectively bring the shareholder mindset, independence, and industry experience necessary to help the board pursue maximum shareholder value  Barry Rosenstein. Founder and Managing Partner of JANA Partners LLC, which has a 12-year track record of value-creating change and is Agrium’s largest shareholder. “[G]oing back to 2006, the average return on stocks for which JANA had outstanding 13D filings was 65%, vs. 10% for the S&P 500.” Value Investor Insight, January 31, 2013  Mitchell Jacobson. Over 35 years of distribution experience including as past CEO, current Chairman and principal shareholder of MSC Industrial, which Agrium has cited as a direct comparable to its Retail business. Mitch built MSC into a leading distribution company, generating a return of approximately 800% as a public company, and creating a market capitalization of more than $5 billion. On March 1, 2013, Credit Suisse stated that adding Mitch to Agrium’s board would be a positive based on his credentials.  Stephen Clark. Over 30 years of distribution experience including as past CEO and current director of Brenntag AG, which Agrium has cited as a direct comparable to its Retail business. Steve built Brenntag into the world’s largest chemical distribution company with a market capitalization of more than EUR 5 billion, generating a return of approximately 1,900% from the time it was taken private in 2003 through its current public company status. On March 1, 2013, Credit Suisse stated that adding Steve to Agrium’s board would be a positive based on his credentials.  David Bullock. Over 20 years of operational finance experience including in agricultural distribution as the past CFO and COO of United Agri Products Inc. (UAP), which Agrium has cited as a direct comparable to its Retail business. Dave executed UAP’s turnaround, working capital reduction plan and growth strategy, generating a return of approximately 1,700% from the time of UAP’s leveraged buyout to its sale to Agrium.  Hon. Lyle Vanclief. Former Canadian federal Minister of Agriculture and a member of the Canadian Agricultural Hall of Fame. Lyle had a 22-year career as an agricultural entrepreneur where he was a direct customer of agricultural distribution companies like Agrium. “We see upside comfortably beyond $150 if the JANA slate wins, and initial downside to about $90 if the Agrium Board is re-elected.” Credit Agricole / CLSA, March 1, 2013 VOTE THE BLUE PROXY OR VIF TODAY FOR BARRY ROSENSTEIN, MITCHELL JACOBSON, STEPHEN CLARK, DAVID BULLOCK AND LYLE VANCLIEF For questions or assistance, please contact Kingsdale Shareholder Services Inc., at 1-866-581-1514 toll-free in North America, or 1-416-867-2272 outside of North America, or by email at contactus@kingsdaleshareholder.com. To keep current with further developments and information about voting your Shares, visit www.JANAAguAnalysis.com YOUR SUPPORT IS EXTREMELY IMPORTANT — VOTE ONLY YOUR BLUE PROXY OR VIF TODAY 8

Agrium continues to make the tired, typical claim of entrenched boards that electing our highly-qualified nominees and addressing the opportunities we have identified would “destroy value.” We have over a billion dollars at stake and are proposing our founder for the board. We would not propose ideas and people that would destroy value. Shareholders should ask themselves: Why did Agrium argue it was undervalued by the market and then immediately abandon that position after JANA challenged the board to actually address this chronic problem and deliver that value to shareholders? If Agrium’s performance and strategy have been working, why did it consistently underperform its peer index until JANA’s engagement? Why has Agrium failed to generate unique value beyond riding broad industry tailwinds, which are of good fortune, not good board stewardship? If Agrium is so confident that its structure and strategy are the right ones, why has it refused to conduct a fair and unbiased review, but instead relied on disingenuous analysis and mercenary advisors who have taken both sides of the same issue? After overseeing years of underperformance arising from a failure to focus on shareholder value and a lack of relevant experience, shouldn’t the board welcome the assistance of proven value-creators, rather than using scorched earth entrenchment tactics? Given the significant value creation potential at Agrium and the collective skills, experience and personal investment of our nominees, why wouldn’t you want these independent nominees to join Agrium’s board? With your support for our 5 highly-qualified and independent directors, who will work constructively as a minority of Agrium’s full board, we can help put Agrium on a clear path to unlocking substantial unrealized value for all shareholders. Sincerely, JANA Partners LLC PLEASE VOTE THE BLUE PROXY OR VIF “FOR” OUR INDEPENDENT NOMINEES WHO CAN UNLOCK SUBSTANTIAL VALUE FOR ALL AGRIUM SHAREHOLDERS FOR MORE INFORMATION PLEASE VISIT www.JANAAguAnalysis.com JANA has not sought or obtained consent from any third party to the use herein of previously published information. Any such information should not be viewed as indicating the support of such third party for the views expressed herein. For questions or assistance, please contact Kingsdale Shareholder Services Inc., at 1-866-581-1514 toll-free in North America, or 1-416-867-2272 outside of North America, or by email at contactus@kingsdaleshareholder.com. To keep current with further developments and information about voting your Shares, visit www.JANAAguAnalysis.com YOUR SUPPORT IS EXTREMELY IMPORTANT — VOTE ONLY YOUR BLUE PROXY OR VIF TODAY 9

PROXY CIRCULAR SOLICITATION OF PROXIES BY AND ON BEHALF OF FOR THE ANNUAL MEETING OF THE HOLDERS OF COMMON SHARES OF AGRIUM INC. TO BE HELD ON APRIL 9, 2013 JANA RECOMMENDS:  Vote FOR the election of all five of the “Shareholder Nominees” named in the accompanying BLUE form of proxy or voting instruction form.  FOR Barry Rosenstein  FOR Mitchell Jacobson  FOR Stephen Clark  FOR David Bullock  FOR The Honourable Lyle Vanclief, P.C., P.AG (Dist)  Vote FOR all seven management nominees named in the accompanying BLUE form of proxy or voting instruction form. In order to be deposited with Agrium in time to be used at the meeting to be held on April 9, 2013, we urge you to return your completed BLUE proxy or voting instruction form so that your vote is received by Kingsdale Shareholder Services Inc. prior to 9:00 a.m. (Toronto time) on April 5, 2013; however, we will make every effort to continue to accept and tabulate votes received up until the time of the meeting. See the instructions under “General Proxy Information” for further details. This information circular, including the letter to shareholders dated March 7, 2013, which is incorporated herein, and any further supplements or amendments and restatements hereof or thereof (together, the “Circular”), prepared by JANA Partners LLC (“JANA”, “we” or “our”), solicits BLUE proxies in SUPPORT of a change in the board of directors of Agrium Inc. (“Agrium” or, the “Company”). Please follow the instructions under “General Proxy Information” beginning at page 14 of this Circular to vote your BLUE form of proxy or voting instruction form today. Even if you have previously submitted a WHITE proxy or given voting instructions in support of the incumbent management nominees, you may still change your vote and support JANA’s recommendations by completing and submitting a BLUE proxy or giving voting instructions in accordance with the BLUE voting instruction form. Updated information is available at www.JANAAguAnalysis.com March 7, 2013 For questions or assistance, please contact JANA’s proxy solicitor, Kingsdale Shareholder Services Inc., at 1-866-581-1514 toll-free in North America, or 1-416-867-2272 outside of North America, or by email at contactus@kingsdaleshareholder.com. To keep current with further developments and information about voting your Shares, visit www.JANAAguAnalysis.com YOUR SUPPORT IS EXTREMELY IMPORTANT — VOTE ONLY YOUR BLUE PROXY OR VIF TODAY

 ii REGISTERED SHAREHOLDERS (YOU HOLD A PHYSICAL SHARE CERTIFICATE REGISTERED IN YOUR NAME) THERE ARE THREE WAYS TO VOTE USING YOUR PROXY: 1. VOTING BY FAX Complete, sign and date your BLUE proxy and return it by fax to 1-866-545-5580 toll-free or 1-416-867-2271. 2. VOTING BY EMAIL Complete, sign and date your BLUE proxy and return it by email to contactus@kingsdaleshareholder.com. 3. VOTING BY MAIL OR DELIVERY Complete, date and sign your BLUE proxy and return it to: Kingsdale Shareholder Services Inc. The Exchange Tower 130 King Street West, Suite 2950, P.O. Box 361 Toronto, ON M5X 1E2 CANADIAN BENEFICIAL SHAREHOLDERS (YOU HOLD SHARES THROUGH A CANADIAN INTERMEDIARY OR DEPOSITARY) THERE ARE FOUR WAYS TO VOTE USING YOUR VIF/PROXY: 1. VOTING BY INTERNET Go to www.proxyvote.com specified on your BLUE VIF/proxy and then follow the voting instructions on the screen. You will require a Control Number (located on the front of your BLUE VIF/proxy) to identify yourself to the system. 2. VOTING BY PHONE Shareholders who wish to vote by phone should call 1-800-474-7493 (or 1-800-474-7501 if you speak French). You will require a 12 digit Control Number (located on the front of your BLUE VIF/proxy) to identify yourself to the system. 3. VOTING BY FAX Complete, sign and date your BLUE VIF/proxy and return it by fax to 905-507-7793 or 514-281-8911. 4. VOTING BY MAIL OR DELIVERY Complete, sign and date your BLUE VIF/proxy and return it in the postage prepaid envelope provided to the address set out on the envelope. UNITED STATES BENEFICIAL SHAREHOLDERS (YOU HOLD SHARES THROUGH A U.S. INTERMEDIARY OR DEPOSITARY) THERE ARE FOUR WAYS TO VOTE USING YOUR VIF/PROXY: 1. VOTING BY INTERNET Go to the voting website listed on your BLUE VIF/proxy and then follow the voting instructions on the screen. You will require a Control Number (located on the front of your BLUE VIF/proxy) to identify yourself to the system. 2. VOTING BY PHONE Shareholders who wish to vote by phone please follow the voting instructions on your BLUE VIF/proxy. You will require a Control Number ((located on the front of your BLUE VIF/proxy) to identify yourself to the system. 3. VOTING BY FAX Complete, sign, and date your BLUE VIF/proxy and return it by fax to the fax number(s) listed on your BLUE VIF/proxy. 4. VOTING BY MAIL OR DELIVERY Complete, sign and date your BLUE VIF/proxy and return it in the postage prepaid envelope provided to the address set out on the envelope. If you experience any problems or require assistance voting your BLUE form of proxy or voting instruction form, contact JANA’s proxy solicitor, Kingsdale Shareholder Services Inc., at 1-866-581-1514 toll-free in North America, or at 1-416-867-2272 outside of North America, or by email at contactus@kingsdaleshareholder.com, and they will be able to assist you to ensure that your vote is counted at the Meeting. VOTE ONLY YOUR BLUE PROXY OR VIF TODAY For questions or assistance, please contact JANA’s proxy solicitor, Kingsdale Shareholder Services Inc., at 1-866-581-1514 toll-free in North America, or 1-416-867-2272 outside of North America, or by email at contactus@kingsdaleshareholder.com. To keep current with further developments and information about voting your Shares, visit www.JANAAguAnalysis.com YOUR SUPPORT IS EXTREMELY IMPORTANT — VOTE ONLY YOUR BLUE PROXY OR VIF TODAY

iii TABLE OF CONTENTS NOTICE TO UNITED STATES SHAREHOLDERS 1 FORWARD-LOOKING STATEMENTS AND INFORMATION 1 CURRENCY 2 PROXY CIRCULAR 3 ABOUT JANA 4 REASONS FOR THIS SOLICITATION 4 ELECTION OF DIRECTORS 5 Current Board of Directors 5 Incumbent Management Nominees 6 Shareholder Nominees 6 OTHER MATTERS TO BE ACTED UPON 12 Appointment of Auditors 12 Advisory Vote on Executive Compensation (Say on Pay) 12 Approval of Shareholder Rights Plan 12 RECOMMENDATIONS TO SHAREHOLDERS 13 HOW JANA WILL VOTE THE BLUE PROXIES 13 GENERAL PROXY INFORMATION 14 Appointment of Proxies 14 Revocation of Proxies 14 Registered Holders of Shares 15 Non-Registered (Beneficial) Holders of Shares 15 Solicitation of Proxies 17 OUTSTANDING SHARES AND PRINCIPAL HOLDERS 18 Shareholders Entitled to Vote 18 Principal Holders 18 EXECUTIVE COMPENSATION, INDEBTEDNESS, MANAGEMENT CONTRACTS AND EQUITY COMPENSATION PLANS 18 INTERESTS IN MATERIAL TRANSACTIONS AND MATTERS TO BE ACTED UPON AT THE MEETING 19 INFORMATION CONTAINED IN THIS CIRCULAR 19 INFORMATION REGARDING THE COMPANY 20 CERTIFICATE 21 For questions or assistance, please contact JANA’s proxy solicitor, Kingsdale Shareholder Services Inc., at 1-866-581-1514 toll-free in North America, or 1-416-867-2272 outside of North America, or by email at contactus@kingsdaleshareholder.com. To keep current with further developments and information about voting your Shares, visit www.JANAAguAnalysis.com YOUR SUPPORT IS EXTREMELY IMPORTANT — VOTE ONLY YOUR BLUE PROXY OR VIF TODAY

1 NOTICE TO UNITED STATES SHAREHOLDERS This solicitation of proxies is not subject to the requirements of Section 14(a) of the United States Securities Exchange Act of 1934, as amended (the “U.S. Exchange Act”). Accordingly, this solicitation is made in the United States with respect to securities of the Company in accordance with Canadian corporate and securities laws and this Circular has been prepared in accordance with disclosure requirements applicable in Canada. The Company’s shareholders in the United States should be aware that these Canadian requirements are different from the requirements applicable to proxy statements under the U.S. Exchange Act. FORWARD-LOOKING STATEMENTS AND INFORMATION Certain information included in, attached to or incorporated by reference into, this Circular contains forward-looking statements or forward-looking information within the meaning of applicable securities laws, including, without limitation, in respect of JANA’s and Agrium’s respective priorities, plans and strategies for Agrium and Agrium’s anticipated financial and operating performance and prospects. All statements and information, other than statements of historical fact, included in or incorporated by reference into this Circular are forward-looking statements and forward-looking information, including, without limitation, statements regarding activities, events or developments that JANA expects or anticipates may occur in the future. Such forward-looking statements and information can be identified by the use of forward-looking words such as “will”, “expect”, “intend”, “plan”, “estimate”, “anticipate”, “believe” or “continue” or similar words and expressions or the negative thereof. There can be no assurance that the plans, intentions or expectations upon which such forward-looking statements and information are based will occur or, even if they do occur, will result in the performance, events or results expected. We caution readers of this Circular not to place undue reliance on forward-looking statements and information contained in the Circular, which are not a guarantee of performance, events or results and are subject to a number of risks, uncertainties and other factors that could cause actual performance, events or results to differ materially from those expressed or implied by such forward-looking statements or information. These factors include: changes in priorities, plans, strategies and prospects; general economic, industry, business and market conditions; changes in law; changes in management and board composition; actions of Agrium and its subsidiaries or competitors; the ability to implement business plans and strategies, and to pursue business opportunities in the agricultural and fertilizer industries; risks associated with agricultural production; crop prices; the effects of competition; industry capacity and fluctuations in market supply and demand and price levels; performance by customers, suppliers and counterparties; risks associated with proposed business acquisitions; potential increases in operating costs; changes in plans or timing of capital expansion and improvement projects; the ability to realize any anticipated or planned cost savings; potential legal and regulatory claims, proceedings and investigations; disruptions or changes in the credit or securities markets; foreign currency and interest rate fluctuations; inflationary pressures; changes in labour supply and productivity; and various other events, conditions or circumstances that could disrupt Agrium’s operations, including severe or unusual weather conditions, droughts, floods, avalanches, earthquakes, war, acts of terrorism or security threats. The Company’s shareholders are cautioned that all forward-looking statements and information involve risks and uncertainties, including those risks and uncertainties detailed in the Company’s continuous disclosure and other filings with applicable Canadian securities regulatory authorities, copies of which are available on the System for Electronic Document Analysis and Retrieval (“SEDAR”) at www.sedar.com. We urge you to carefully consider those factors. For questions or assistance, please contact JANA’s proxy solicitor, Kingsdale Shareholder Services Inc., at 1-866-581-1514 toll-free in North America, or 1-416-867-2272 outside of North America, or by email at contactus@kingsdaleshareholder.com. To keep current with further developments and information about voting your Shares, visit www.JANAAguAnalysis.com YOUR SUPPORT IS EXTREMELY IMPORTANT — VOTE ONLY YOUR BLUE PROXY OR VIF TODAY

2 The forward-looking statements and information contained in this Circular are expressly qualified in their entirety by this cautionary statement. The forward-looking statements and information included in this Circular are made as of the date of the Circular and JANA undertakes no obligation to publicly update such forward-looking statements or information to reflect new information, subsequent events or otherwise, except as required by applicable laws. CURRENCY Unless otherwise indicated, all amounts in this Circular are stated in Canadian dollars. For questions or assistance, please contact JANA’s proxy solicitor, Kingsdale Shareholder Services Inc., at 1-866-581-1514 toll-free in North America, or 1-416-867-2272 outside of North America, or by email at contactus@kingsdaleshareholder.com. To keep current with further developments and information about voting your Shares, visit www.JANAAguAnalysis.com YOUR SUPPORT IS EXTREMELY IMPORTANT — VOTE ONLY YOUR BLUE PROXY OR VIF TODAY

3 PROXY CIRCULAR This information circular, including the letter to shareholders dated March 7, 2013, which is incorporated herein, and any further supplements or amendments and restatements hereof or thereof (together, the “Circular”) and the accompanying BLUE form of proxy or voting instruction form, are being provided to you in connection with the solicitation by and on behalf of JANA Partners LLC (“JANA”, “we” or “our”) of proxies to be used by JANA at the annual general meeting of holders (the “Shareholders”) of common shares (the “Shares”) of Agrium Inc. (“Agrium” or, the “Company”) scheduled to be held at the Sheraton Suites Calgary Eau Claire, 255 Barclay Parade S.W., Wildrose Centre & South Meeting Rooms, in Calgary, Alberta, on Tuesday, April 9, 2013 at 11:00 a.m. (Calgary time) and at any and all adjournments or postponements of such meeting (the “Meeting”). This Circular supersedes and replaces JANA’s information circular dated November 18, 2012. The information contained in this Circular is given as of the date of this Circular, except where otherwise noted. This solicitation is not made by or on behalf of management of the Company. JANA is soliciting your support and the return to JANA of your completed BLUE proxy or voting instruction form for use at the Meeting for the election to the board of directors of Agrium (the “Board”) of the following five nominees (the “Shareholder Nominees”) of JANA, in place of five of the incumbent management nominees proposed for re-election by the Company: Barry Rosenstein Mitchell Jacobson Stephen Clark David Bullock The Honourable Lyle Vanclief, P.C., P.AG (Dist) Your vote at the Meeting is very important to the future of your investment in the Company. If you agree with JANA that the Shareholder Nominees will better serve your interests as a Shareholder than the incumbent management nominees they will replace, please immediately vote your Shares in accordance with the instructions under “General Proxy Information” beginning at page 14 of the Circular and set out in the accompanying BLUE form of proxy or voting instruction form. Depending on how your Shares are held, you may be entitled to vote by Internet, fax, email, mail, or telephone. Even if you plan to attend the Meeting, to ensure your vote is counted at the Meeting, you should return your completed BLUE proxy or voting instruction form in accordance with the instructions contained therein. If you experience any problems or require assistance voting your BLUE form of proxy or voting instruction form, contact JANA’s proxy solicitor, Kingsdale Shareholder Services Inc., at 1-866-581-1514 toll-free in North America, or at 1-416-867-2272 outside of North America, or by email at contactus@kingsdaleshareholder.com, and they will be able to assist you to ensure that your vote is counted at the Meeting. For questions or assistance, please contact JANA’s proxy solicitor, Kingsdale Shareholder Services Inc., at 1-866-581-1514 toll-free in North America, or 1-416-867-2272 outside of North America, or by email at contactus@kingsdaleshareholder.com. To keep current with further developments and information about voting your Shares, visit www.JANAAguAnalysis.com YOUR SUPPORT IS EXTREMELY IMPORTANT — VOTE ONLY YOUR BLUE PROXY OR VIF TODAY

4 In order to be deposited with Agrium in time to be used at the Meeting, we urge you to return your completed BLUE proxy or voting instruction form so that your vote is received by Kingsdale Shareholder Services Inc. prior to 9:00 a.m. (Toronto time) on April 5, 2013; however, we will make every effort to continue to accept and tabulate votes received up until the time of the Meeting, which will all be forwarded to Agrium. You may have recently received a management information circular dated February 25, 2013 (the “Management Circular”) and a WHITE management form of proxy or voting instruction form from management of Agrium soliciting your support for management. You do not need to submit the WHITE proxy or give voting instructions to management of Agrium. You may complete and submit a BLUE proxy or give voting instructions in accordance with the BLUE voting instruction form even if you have already submitted a WHITE proxy or given voting instructions to management of Agrium. SUBMITTING A BLUE PROXY OR GIVING VOTING INSTRUCTIONS IN ACCORDANCE WITH THE BLUE VOTING INSTRUCTION FORM WILL AUTOMATICALLY REVOKE ANY PRIOR PROXY OR VOTING INSTRUCTIONS GIVEN. ABOUT JANA Founded in 2001, JANA Partners LLC is a value-oriented investment advisor specializing in event-driven investing exclusively for qualified investors. We manage approximately US$4.5 billion in investments and commitments on behalf of our investors. JANA has on numerous occasions, alone or with other shareholders, challenged management to focus on creating shareholder value on behalf of our investors. JANA Partners LLC, a Delaware limited liability company, is registered as an Investment Advisor with the United States Securities and Exchange Commission. Barry Rosenstein is the principal owner of JANA and the Managing Partner of JANA Partners LLC. Further information concerning JANA can be found at www.JANAAguAnalysis.com. REASONS FOR THIS SOLICITATION The purpose of this solicitation by and on behalf of JANA is to solicit proxies from the Shareholders for use at the Meeting for the election to Agrium’s Board of the five Shareholder Nominees. Since May 2012, representatives of JANA have had numerous conversations and meetings with Agrium’s management to express JANA’s concerns regarding certain aspects of Agrium’s operations, relating principally to costs, controls, capital allocation, conglomerate structure and corporate governance. JANA has also made public presentations setting out these concerns, with a view to encouraging Agrium’s Board and management to engage in a dialogue with us. In view of Agrium’s complete failure to engage constructively with respect to any of the concerns we have raised, we have proposed to nominate the five Shareholder Nominees to the Board in place of five of the incumbent management nominees proposed for re-election by Agrium in the Management Circular. We strongly believe that our nominees will add critical oversight to a Board that for years has tolerated share price underperformance relative to a weighted average of Agrium’s peers and to its potential. Despite the size and importance of Agrium’s retail distribution business to its operations, none of Agrium’s non-management directors have any relevant distribution experience. We believe that this lack of oversight has contributed to Agrium’s historical share price underperformance compared to a weighted average of its peers. In addition, Agrium’s Board has failed to pursue many obvious value creation opportunities and, when it has pursued For questions or assistance, please contact JANA’s proxy solicitor, Kingsdale Shareholder Services Inc., at 1-866-581-1514 toll-free in North America, or 1-416-867-2272 outside of North America, or by email at contactus@kingsdaleshareholder.com. To keep current with further developments and information about voting your Shares, visit www.JANAAguAnalysis.com YOUR SUPPORT IS EXTREMELY IMPORTANT — VOTE ONLY YOUR BLUE PROXY OR VIF TODAY

5 them, it was only after it was pressured to do so. Our engagement with the Company has also highlighted serious and deeply troubling governance lapses, which only further underscore the need to add a fresh perspective to the Board. If our nominees are elected, we are confident that, given their individual and collective experience and skills, they can help Agrium achieve optimal performance and deliver maximum long-term value to Shareholders. JANA believes that the Shareholder Nominees individually and collectively possess the experience and skills required to help the Board address the critical issues facing Agrium. Three of JANA’s nominees are seasoned distribution executives with proven records of creating value as operators, and in some cases directors, at companies recently cited by Agrium as peers for its distribution business. These individuals also have direct experience operating distribution businesses in the U.S., which is the principal market for Agrium’s distribution business, as well as other geographies. JANA’s fourth nominee is the former Canadian Minister of Agriculture, who will bring to the Board his experience dealing with complex agricultural issues in government as well as his prior direct experience operating a successful commercial farming operation. JANA’s fifth nominee is the Managing Partner of JANA, who will give JANA board representation proportionate to our more than 7% shareholding in Agrium and will ensure that the interests of Shareholders are appropriately represented on the Board. In contrast, according to the Management Circular, the non-management members of the current Board that are being proposed for re-election collectively owned 25,700 Shares as of February 25, 2013, representing only 0.02% of the outstanding Shares as of February 25, 2013. Further details regarding JANA’s reasons for making this solicitation and our plans for Agrium are set out in the accompanying letter to Shareholders dated March 7, 2013. ELECTION OF DIRECTORS Current Board of Directors The current Board is comprised of the following 13 individuals: Dr. Ralph Cunningham, David Everitt, Russell Girling, Dr. Susan Henry, Russell Horner, David Lesar, John Lowe, The Honourable A. Anne McLellan, P.C., Derek Pannell, Frank Proto, Mayo Schmidt, Michael Wilson and Victor Zaleschuk. On February 11, 2013, Agrium announced the appointment of Messrs. Schmidt and Everitt to the Board. JANA believes that the appointment of these two new directors fails to address Agrium’s board deficiencies. For questions or assistance, please contact JANA’s proxy solicitor, Kingsdale Shareholder Services Inc., at 1-866-581-1514 toll-free in North America, or 1-416-867-2272 outside of North America, or by email at contactus@kingsdaleshareholder.com. To keep current with further developments and information about voting your Shares, visit www.JANAAguAnalysis.com YOUR SUPPORT IS EXTREMELY IMPORTANT — VOTE ONLY YOUR BLUE PROXY OR VIF TODAY

6

Incumbent Management Nominees

According to the Management Circular, Agrium is proposing only 12 directors for election to the Board to serve until the earlier of the next annual meeting or until his or her successor is elected or appointed, all of whom are incumbent members of the current Board (the "Incumbent Management Nominees"). The Incumbent Management Nominees are: David Everitt, Russell Girling, Dr. Susan Henry, Russell Horner, David Lesar, John Lowe, The Honourable A. Anne McLellan, P.C., Derek Pannell, Frank Proto, Mayo Schmidt, Michael Wilson and Victor Zaleschuk.

JANA is seeking the election of the five Shareholder Nominees in place of five of the Incumbent Management Nominees, although JANA may through an amendment or supplement to this Circular nominate a different number of Shareholder Nominees. The 12 nominees who receive the most "for" votes at the Meeting will comprise the future Board of Agrium.

Shareholder Nominees

JANA is nominating the five highly qualified and experienced individuals set out below for election to the Board at the Meeting. The following table sets out, in respect of each Shareholder Nominee, the individual's name, province or state and country of residence, the individual's present principal occupation and principal occupation for the previous five years and the number of Shares beneficially owned, directly or indirectly, or over which control or direction is exercised, by such individual. Further information with respect to the Shareholder Nominees is set out below.

Name, Province or State and Country of Residence of Shareholder Nominee	Present Principal Occupation and Principal Occupation for the Previous Five Years	Number of Shares Beneficially Owned or Controlled[1]
Barry Rosenstein New York, New York U.S.A.	Managing Partner, JANA Partners LLC (since 2001)	11,199,881[2]
Mitchell Jacobson Lattingtown, New York U.S.A.	Chairman, MSC Industrial Direct Co., Inc. (since 1998)	133,500[3]
Stephen Clark Wyomissing, Pennsylvania U.S.A.	Member of the Supervisory Board (since June 2011) and Chief Executive Officer (2006 to June 2011), Brenntag AG	2,000

For questions or assistance, please contact JANA's proxy solicitor, Kingsdale Shareholder Services Inc., at 1-866-581-1514 toll-free in North America, or 1-416-867-2272 outside of North America, or by email at contactus@kingsdaleshareholder.com. To keep current with further developments and information about voting your Shares, visit www.JANAAguAnalysis.com

YOUR SUPPORT IS EXTREMELY IMPORTANT – VOTE ONLY YOUR BLUE PROXY OR VIF TODAY

7

Name, Province or State and Country of Residence of Shareholder Nominee	Present Principal Occupation and Principal Occupation for the Previous Five Years	Number of Shares Beneficially Owned or Controlled(1)
David Bullock Lititz, Pennsylvania U.S.A.	Independent advisor/investor (since 2011) Chief Financial Officer, Graham Packaging Company Inc. (May 2009 to November 2011) Chief Financial Officer and Chief Operating Officer, UAP Holding Corp. (January 2004 to May 2008)	2,000
The Honourable Lyle Vanclief, P.C., P.AG (Dist) Ameliasburg, Ontario Canada	Lead Director, Bioniche Life Sciences Inc. (since 2005) Agricultural and agri-food consultant (since 2004)	100

Notes:

(1) As of February 25, 2013. The information concerning the Shares beneficially owned, directly or indirectly, or over which control or direction is exercised, not being within the knowledge of JANA, has been furnished by the respective Shareholder Nominee. Unless otherwise indicated, (a) beneficial ownership is direct and (b) the individual has sole voting and dispositive power.

(2) The Shares are beneficially owned or controlled by funds and accounts managed by JANA Partners LLC, of which Mr. Rosenstein is the Managing Partner, which has shared voting and dispositive power over such Shares.

(3) Includes 76,761 Shares which are beneficially owned and held in a family trust and by family members of Mr. Jacobson and over which Mr. Jacobson may be deemed to have shared voting and dispositive power.



Barry Rosenstein

Mr. Rosenstein is the founder and Managing Partner of JANA Partners LLC, an investment advisor with approximately US$4.5 billion in investments and commitments, founded in 2001, and registered with the United States Securities and Exchange Commission. JANA is a recognized leader in creating value through shareholder activism and has on numerous occasions successfully challenged boards and management to focus on creating shareholder value, including with respect to Marathon Petroleum Corporation (NYSE: MPC), TNT Express N.V. (EN: TNTE), McGraw-Hill Companies, Inc. (NYSE: MHP), El Paso Corporation, Charles River Laboratories International, Inc. (NYSE: CRL), CNET Networks Inc., Kerr-McGee Corporation, Artesyn Technologies, Inc., Houston Exploration Company, InterCept, Inc. and SourceCorp, Inc. Mr. Rosenstein has served on several public boards including the boards of Convergys Corporation (NYSE: CVG) and Copart, Inc. (NASDAQ: CPRT).

Prior to establishing JANA, Mr. Rosenstein was the founder and Managing Partner of Sagaponack Partners, a private equity fund. Mr. Rosenstein began his

For questions or assistance, please contact JANA's proxy solicitor, Kingsdale Shareholder Services Inc., at 1-866-581-1514 toll-free in North America, or 1-416-867-2272 outside of North America, or by email at contactus@kingsdaleshareholder.com. To keep current with further developments and information about voting your Shares, visit www.JANAAguAnalysis.com

YOUR SUPPORT IS EXTREMELY IMPORTANT – VOTE ONLY YOUR BLUE PROXY OR VIF TODAY

8 career as an investment banker specializing in mergers and acquisitions with Merrill Lynch in New York and was also a principal in charge of corporate takeovers for Asher Edelman’s Plaza Securities Corporation. Mr. Rosenstein graduated from Lehigh University (1981) Phi Beta Kappa and earned an M.B.A. from the University of Pennsylvania’s Wharton School of Business (1984). Mr. Rosenstein is a trustee of Brown University and the 92nd Street Y in New York City and a board member of Make the Road New York. Mitchell Jacobson Mr. Jacobson is Chairman of the board and one of the principal shareholders of MSC Industrial Direct Co., Inc. (“MSC”) (NYSE: MSM). Mr. Jacobson previously served as Chief Executive Officer of MSC from its formation as a public company in 1995 to November 2005, and has since served as its Chairman and remained its largest shareholder. MSC today has a US$5 billion market capitalization and is one of the largest distributors of a broad range of metalworking and maintenance, repair and operating products with over 600,000 unique SKUs and over 100 branches in the United States. MSC was also cited by Agrium’s financial advisor as a relevant distribution peer for Agrium’s retail business (Agrium’s August 20, 2012 Investor Update presentation, page 10, footnote 1). In addition to his experience with MSC, Mr. Jacobson is an investor and board member of privately held HD Supply, Inc., a leading industrial distributor for professional customers in the infrastructure, maintenance, repair and improvement and specialty construction markets, with approximately US$8 billion in annual sales. He is a member of the Board of Trustees for both New York University and the New York University School of Law and is a member of the Investment Committee of the New York University School of Law Foundation. He serves as a Trustee for New York-Presbyterian Hospital and is a member of the Hospital’s Investment Committee as well as Co-Chair of the Hedge Fund Subcommittee and a member of both the Asset Allocation and Private Investments Subcommittees. Mr. Jacobson is a graduate of Brandeis University and the New York University School of Law. According to JANA, under Mr. Jacobson’s leadership, MSC has grown operating profit more than 12 fold since its IPO through December 2012, representing compound annual growth of 16%, in the process realizing operating leverage and margin expansion. Over this 17 year time period, MSC’s shareholders have realized a total annual return of 13% per year through March 5, vs. a 7% annual return for the S&P 500 index over the comparable period. For questions or assistance, please contact JANA’s proxy solicitor, Kingsdale Shareholder Services Inc., at 1-866-581-1514 toll-free in North America, or 1-416-867-2272 outside of North America, or by email at contactus@kingsdaleshareholder.com. To keep current with further developments and information about voting your Shares, visit www.JANAAguAnalysis.com YOUR SUPPORT IS EXTREMELY IMPORTANT — VOTE ONLY YOUR BLUE PROXY OR VIF TODAY

9 Stephen Clark Mr. Clark is a member of the Supervisory Board of Brenntag AG (“Brenntag”) (Frankfurt: BNR). Mr. Clark previously served as Chief Executive Officer from 2006 to 2011 and as President of Brenntag North America from 1990 to 2006. Mr. Clark managed Brenntag during its private ownership by two different private equity investors (Bain Capital and BC Partners), and then led the company through a successful public offering in 2010. Brenntag AG is the global market leader in distribution for industrial and specialty chemicals with over US$12 billion in total sales and an enterprise value of more than US$9 billion. Brenntag was cited by Agrium’s financial advisor as a relevant distribution peer for Agrium’s retail business (see Agrium’s August 20, 2012 Investor Update, page 10). Mr. Clark is a graduate of Pennsylvania State University. During Mr. Clark’s tenure as CEO from 2006 to 2011, Brenntag grew EBITDA by more than 15% per year (with the majority of growth coming organically) and the company experienced significant margin expansion despite a challenging macroeconomic environment. Since the company’s IPO, Brenntag shareholders have realized a total annual return of 30% per year through March 5, vs. a 6% annual return for the STOXX 600 index over the comparable period. David Bullock Mr. Bullock was the Chief Financial Officer of Graham Packaging Inc. (“Graham Packaging”), a global supplier of plastic packaging, from 2009 to 2011, where he led the company from private ownership under Blackstone to a public listing and its ultimate sale to Reynolds Group at a substantial premium to its IPO price. Prior to Graham Packaging, Mr. Bullock was Chief Financial Officer (2003-2007) and Chief Operating Officer (2007-2008) of United Agri Products, Inc. (“UAP”) which, prior to its acquisition by Agrium, was the largest independent distributor of agricultural input products in the U.S. and Canada with approximately 350 stores. At UAP, Mr. Bullock was responsible for improving the business including the creation and implementation of its supply chain and logistics strategy and implementation of its core operating systems and controls. UAP was cited by Agrium’s financial advisor, Morgan Stanley, as the best comparable peer for Agrium’s retail business (see Agrium’s August 20, 2012 Investor Update, page 9). Mr. Bullock was a key member of the management team that created substantial value by separating UAP from agricultural conglomerate ConAgra Foods, Inc. in an acquisition by Apollo Management and then turning UAP around through substantial operating improvements. Mr. Bullock also oversaw the subsequent public offering of UAP and its eventual sale to Agrium at a substantial premium to its IPO price. The successful turnaround of UAP has made it one of the top performing investments in Apollo’s history. Prior to UAP, Mr. Bullock held management positions with FMC Corporation. Mr. Bullock has a B.S. from Lehigh University and an M.B.A. from Cornell University. For questions or assistance, please contact JANA’s proxy solicitor, Kingsdale Shareholder Services Inc., at 1-866-581-1514 toll-free in North America, or 1-416-867-2272 outside of North America, or by email at contactus@kingsdaleshareholder.com. To keep current with further developments and information about voting your Shares, visit www.JANAAguAnalysis.com YOUR SUPPORT IS EXTREMELY IMPORTANT — VOTE ONLY YOUR BLUE PROXY OR VIF TODAY

10 During Mr. Bullock’s tenure at UAP from 2002 to 2008, the company experienced significant operating profit growth and margin expansion, driving EBITDA growth of more than 16% per year. The Honourable Lyle Vanclief, P.C., P.AG (Dist) Mr. Vanclief was formerly the Minister of Agriculture and Agri-Food Canada (1997-2003) and a Member of Parliament (1988-2004). In his role as Minister, Mr. Vanclief had responsibility for a US$140 billion industry and oversaw a Ministry with 12,000 employees. His responsibilities as Minister included stewardship of various Canadian federal agencies including the Canadian Food Inspection Agency, Farm Credit Canada, the Canadian Dairy Commission, the Canadian Grain Commission and the National Farm Products Council. Prior to his government service, Mr. Vanclief spent twenty-two years as an entrepreneur in the agriculture industry, during which time he built Willowlee Farms Limited into a diversified fruit, vegetable, grains, oilseeds and livestock operation in Prince Edward County, Ontario. Mr. Vanclief currently serves on the board of Bioniche Life Sciences Inc. (TSX/ASC: BNC). Mr. Vanclief is a graduate of the University of Guelph in Crop Science, a professional Agrologist, a Fellow of the Agricultural Institute of Canada, a graduate of the Directors Education Program at the Rotman School of Management (University of Toronto) and is an Institute certified director with the professional designation ICD.D. Currently he provides agricultural and agri-food consulting. Mr. Vanclief was inducted into the Canadian Agricultural Hall of Fame in 2010. Each of the Shareholder Nominees has consented to being named in this Circular and to serving as a director of Agrium and, if elected, will hold office until the close of the next annual meeting of Shareholders or until his successor is elected or appointed, unless his office is earlier vacated. None of the Shareholder Nominees has been or is currently a director of Agrium, or has held any other position or office with Agrium or any of its affiliates. Mr. Bullock held the position of Chief Operating Officer of UAP prior to its acquisition by Agrium. All of the Shareholder Nominees qualify as “independent” of Agrium under the rules of the Canadian Securities Administrators relating to governance practices and audit committees, including National Policy 58-201 — Corporate Governance Guidelines, National Instrument 58-101 — Disclosure of Corporate Governance Practices and National Instrument 52-110 — Audit Committees, and the corporate governance requirements of the New York Stock Exchange as set out in its Listed Company Manual. Following the election of the Shareholder Nominees, we expect that the Board would continue to be comprised of a majority of independent directors. For questions or assistance, please contact JANA’s proxy solicitor, Kingsdale Shareholder Services Inc., at 1-866-581-1514 toll-free in North America, or 1-416-867-2272 outside of North America, or by email at contactus@kingsdaleshareholder.com. To keep current with further developments and information about voting your Shares, visit www.JANAAguAnalysis.com YOUR SUPPORT IS EXTREMELY IMPORTANT — VOTE ONLY YOUR BLUE PROXY OR VIF TODAY

11 None of the Shareholder Nominees is, or has been, within 10 years before the date of the Circular, a director or executive officer of any company that, while acting in that capacity: (a) was the subject of a cease trade or similar order or an order that denied the relevant company access to any exemption under securities legislation, in each case, that was in effect for a period of more than 30 consecutive days (an “order”); (b) was subject to an order that was issued after the Shareholder Nominee ceased to be a director or executive officer and which resulted from an event that occurred while that individual was acting in the capacity as director or executive officer; or (c) or within a year of ceasing to act in the capacity of a director or executive officer, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets. None of the Shareholder Nominees is, as of the date of this Circular, or has been within 10 years before the date of this Circular, bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or become subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold their assets. Except as disclosed below, none of the Shareholder Nominees is to be elected under any arrangement or understanding between such Shareholder Nominee and any other person or company. In connection with the proxy solicitation contemplated hereby, JANA has entered into nominee agreements with each Shareholder Nominee, other than Mr. Rosenstein, with respect to the nomination of such individual as a director of Agrium. Pursuant to each agreement, in the event that the Shareholder Nominee is appointed or elected to the Board of Agrium, the Shareholder Nominee will receive a specified percentage of JANA’s net profits (the “First Profit Participation Amount”) above the closing price of the Shares on September 27, 2012 and, in the event that the Shareholder Nominee is not elected or appointed to the Board of Agrium, the Shareholder Nominee will received a specified percentage of JANA’s net profits (the “Second Profit Participation Amount”) above the closing price of the Shares on September 27, 2012. Each Shareholder Nominee’s First Profit Participation Amount and Second Profit Participation Amount are as follows: (i) Mr. Bullock - 0.65% and 0.45%; (ii) Mr. Clark - 0.85% and 0.60%; (iii) Mr. Jacobson - 0.85% and 0.60%; and (iv) Mr. Vanclief - 0.25% and 0.15%. Each Shareholder Nominee stands to receive payment upon the earlier of JANA having sold all of the Shares it owns, or the third anniversary of the date of the agreement. The agreements also provide that each Shareholder Nominee will receive US$50,000, as compensation for serving as a member of JANA’s slate, and that JANA will pay the costs incurred by each Shareholder Nominee in connection with the proxy solicitation. In addition, the agreements provide that JANA will, subject to certain exceptions, indemnify and hold harmless each Shareholder Nominee from and against any and all losses, claims, damages, penalties, judgments, awards, settlements, liabilities, costs, expenses and disbursements (including, without limitation, reasonable attorneys’ fees, costs, expenses and disbursements) incurred by such individual in connection with any civil, criminal, administrative or arbitrative action, suit or proceeding relating to the proxy solicitation. For questions or assistance, please contact JANA’s proxy solicitor, Kingsdale Shareholder Services Inc., at 1-866-581-1514 toll-free in North America, or 1-416-867-2272 outside of North America, or by email at contactus@kingsdaleshareholder.com. To keep current with further developments and information about voting your Shares, visit www.JANAAguAnalysis.com YOUR SUPPORT IS EXTREMELY IMPORTANT — VOTE ONLY YOUR BLUE PROXY OR VIF TODAY

12 OTHER MATTERS TO BE ACTED UPON Appointment of Auditors The Management Circular states the Board has proposed that the firm KPMG LLP, Chartered Accountants, of Calgary, Alberta, be re-appointed as the auditors of Agrium, to hold office until the next annual meeting. JANA recommends that Shareholders vote FOR the re-appointment of KPMG LLP as the auditors of Agrium. Advisory Vote on Executive Compensation (Say on Pay) The Management Circular states that the Board has proposed a non-binding advisory vote on the Company’s approach to executive compensation, commonly known as “Say on Pay”. According to the Management Circular, at the Meeting Shareholders will be provided with the opportunity to vote “for” or “against” a resolution to accept on an advisory basis the Company’s approach to executive compensation as disclosed in the Management Circular. JANA recommends that Shareholders vote AGAINST acceptance on an advisory basis of the Company’s approach to executive compensation. JANA believes that Agrium’s approach to executive compensation has not sufficiently tied compensation to achievement of target performance measures for Agrium’s retail distribution business. Although Agrium’s US$4 billion in retail acquisitions have failed to meet Agrium’s own minimum 9% hurdle for return on capital, according to the Management Circular, Agrium’s executive officers have nevertheless been able to achieve key performance measures that determine annual incentive payouts. In JANA’s view, this demonstrates a lack of connection between executive compensation and return on shareholder equity. Further details regarding JANA’s reasons for recommending that Shareholders vote AGAINST acceptance on an advisory basis of the Company’s approach to executive compensation are set out in the accompanying letter to Shareholders dated March 7, 2013. Approval of Shareholder Rights Plan The Management Circular states that the Board has approved an amended and restated shareholder rights plan (the “Amended and Restated Shareholder Rights Plan”) to be presented to the Shareholders for reconfirmation at the Meeting. The Company’s current shareholder rights plan was last reconfirmed, amended and restated by the Shareholders in 2010. According to the Management Circular, the Amended and Restated Shareholder Rights Plan contains substantially the same terms and conditions as the Company’s current shareholder rights plan, aside from housekeeping changes and certain other changes identified in the Management Circular that conform the Amended and Restated Shareholder Rights Plan to current best Canadian corporate governance practices and that conform with institutional investor requirements. According the Management Circular, Shareholders will be asked at the Meeting to consider and, if deemed advisable, to vote “for” or “against” a resolution to reconfirm, ratify and approve the Amended and Restated Shareholder Rights Plan. JANA recommends that Shareholders vote FOR the approval of the Amended and Restated Shareholder Rights Plan. For questions or assistance, please contact JANA’s proxy solicitor, Kingsdale Shareholder Services Inc., at 1-866-581-1514 toll-free in North America, or 1-416-867-2272 outside of North America, or by email at contactus@kingsdaleshareholder.com. To keep current with further developments and information about voting your Shares, visit www.JANAAguAnalysis.com YOUR SUPPORT IS EXTREMELY IMPORTANT — VOTE ONLY YOUR BLUE PROXY OR VIF TODAY

13 RECOMMENDATIONS TO SHAREHOLDERS JANA RECOMMENDS:  Vote FOR the election of all five of the Shareholder Nominees named in the accompanying BLUE form of proxy or voting instruction form.  Vote FOR all seven management nominees named in the accompanying BLUE form of proxy or voting instruction form.  Vote FOR the re-appointment of KPMG LLP as the auditors of Agrium.  Vote AGAINST acceptance on an advisory basis of Agrium’s approach to executive compensation (Say on Pay).  Vote FOR the approval of Agrium’s Amended and Restated Shareholder Rights Plan. In order to be deposited with Agrium in time to be used at the Meeting, we urge you to return your completed BLUE proxy or voting instruction form so that your vote is received by Kingsdale Shareholder Services Inc. prior to 9:00 a.m. (Toronto time) on April 5, 2013; however, we will make every effort to continue to accept and tabulate votes received up until the time of the Meeting. See the instructions under “General Proxy Information” beginning at page 14 of this Circular for further details. HOW JANA WILL VOTE THE BLUE PROXIES The representatives of JANA designated in the accompanying BLUE form of proxy or voting instruction form will vote your Shares represented by that proxy in accordance with your instructions on any ballot that may be called for at the Meeting. If you specify a choice with respect to voting in the BLUE form of proxy or voting instruction form, your Shares will be voted accordingly. If you do not specify a choice in such proxy or in an otherwise valid proxy, the representatives of JANA designated in the accompanying BLUE form of proxy or voting instruction form currently intend, unless instructed otherwise, to cast the votes represented by each proxy to be submitted by Shareholders in favour of JANA’s proxyholders as follows:  FOR the election of all five of the Shareholder Nominees named in the accompanying BLUE form of proxy or voting instruction form.  FOR all seven management nominees named in the accompanying BLUE form of proxy or voting instruction form.  FOR the re-appointment of KPMG LLP as the auditors of Agrium.  AGAINST acceptance on an advisory basis of Agrium’s approach to executive compensation (Say on Pay).  FOR the approval of Agrium’s Amended and Restated Shareholder Rights Plan. For further details, see “Election of Directors” and “Other Matters to be Acted Upon” at pages 5 to 12 of this Circular. For questions or assistance, please contact JANA’s proxy solicitor, Kingsdale Shareholder Services Inc., at 1-866-581-1514 toll-free in North America, or 1-416-867-2272 outside of North America, or by email at contactus@kingsdaleshareholder.com. To keep current with further developments and information about voting your Shares, visit www.JANAAguAnalysis.com YOUR SUPPORT IS EXTREMELY IMPORTANT — VOTE ONLY YOUR BLUE PROXY OR VIF TODAY

14 The accompanying BLUE form of proxy or voting instruction form confers discretionary authority upon the persons named therein to vote in the judgment of those persons in respect of amendments or variations to matters identified in the Company’s notice of meeting dated February 25, 2013 accompanying the Management Circular and other matters that may properly come before the Meeting, in each case to the extent permitted by law, whether or not the amendment, variation or other matter is routine and whether or not the amendment, variation or other matter is contested. As of the date of this Circular, JANA knows of no other matters to come before the Meeting, other than as set forth herein and in the Management Circular. Should any other matters properly come before the Meeting, the Shares represented by the relevant proxies will be voted on those matters in accordance with the judgment of the persons designated in the BLUE form of proxy or voting instruction form. GENERAL PROXY INFORMATION Appointment of Proxies The representatives of JANA designated as proxyholders in the accompanying BLUE form of proxy or voting instruction form are Barry Rosenstein, or failing him, Charles Penner, or failing him, Scott Ostfeld. Mr. Rosenstein is the Managing Partner of JANA Partners LLC and is one of the Shareholder Nominees. Mr. Penner is a partner and the Chief Legal Officer of JANA Partners LLC. Mr. Ostfeld is a partner of JANA Partners LLC. A Shareholder has the right to appoint a person or company, who need not be a Shareholder, other than the persons designated in any form of proxy or voting instruction form to represent the Shareholder at the Meeting. You may exercise this right by inserting the name of the person you wish to appoint as your representative in the blank space provided in such form of proxy or voting instruction form, or by submitting another appropriate proxy. If you beneficially own your Shares but are not the registered holder, see “— Non-Registered (Beneficial) Holders of Shares” beginning at page 15 of this Circular for important information about how to appoint a representative of JANA as proxyholder for your Shares. A properly completed proxy will automatically revoke an earlier proxy submitted by you in respect of the Meeting. If you are a registered holder of Shares you may also revoke a proxy you have already given to management or any other form of proxy previously given by you by attending the Meeting and indicating your wish to vote in person. Revocation of Proxies If you are the registered holder of your Shares, you may revoke a proxy previously given: (a) by completing and signing a valid form of proxy bearing a later date and returning it in accordance with the instructions contained in the accompanying BLUE form of proxy, or as otherwise provided in this Circular; (b) by depositing an instrument in writing executed by you or by your attorney authorized in writing, as the case may be: (i) at the registered office of the Company at any time up to and including the last business day preceding the day the Meeting or any adjournment or postponement of the Meeting is to be held, or (ii) with the Chairman of For questions or assistance, please contact JANA’s proxy solicitor, Kingsdale Shareholder Services Inc., at 1-866-581-1514 toll-free in North America, or 1-416-867-2272 outside of North America, or by email at contactus@kingsdaleshareholder.com. To keep current with further developments and information about voting your Shares, visit www.JANAAguAnalysis.com YOUR SUPPORT IS EXTREMELY IMPORTANT — VOTE ONLY YOUR BLUE PROXY OR VIF TODAY

15 the Meeting prior to its commencement on the day of the Meeting or any adjournment or postponement of the Meeting; or (c) in any other manner permitted by law. If you are the beneficial owner, but not the registered holder, of your Shares, see “— Non-Registered (Beneficial) Holders of Shares” beginning at page 15 of this Circular for instructions on how to revoke any proxy you give in connection with the Meeting. Registered Holders of Shares A registered holder of Shares (a Shareholder who holds a physical share certificate and whose name appears on such share certificate) will receive, or will have already received, a BLUE form of proxy. This BLUE form of proxy entitles you to vote by fax, email or mail in accordance with the following instructions:  To vote by fax: Complete, sign and date your BLUE form of proxy and return it by fax to 1-866-545-5580 toll-free or 1-416-867-2271.  To vote by email: Complete, sign and date your BLUE form of proxy and return it by email to contactus@kingsdaleshareholder.com.  To vote by mail or delivery: Complete, sign and date your BLUE form of proxy and return it to Kingsdale Shareholder Services Inc., The Exchange Tower, 130 King Street West, Suite 2950, P.O. Box 361, Toronto, ON M5X 1E2. Non-Registered (Beneficial) Holders of Shares Only registered holders of Shares, or the persons they appoint as their proxyholders, will be entitled to vote at the Meeting. However, in many cases, Shares beneficially owned by a holder (a “Non-Registered Holder”) are registered in the name of either: (a) an intermediary (each an “Intermediary”) that the Non-Registered Holder deals with in respect of Shares (Intermediaries include banks, trust companies, securities dealers or brokers, and trustees or administrators of self-administered RRSPs, RRIFs, RESPs and similar plans); or (b) a depository (such as The Canadian Depository for Securities Limited in Canada or Cede & Co. in the United States). JANA has provided copies of this Circular and a BLUE voting instruction form or form of proxy to the Intermediaries or their designates for distribution to Non-Registered Holders in connection with the Meeting. Intermediaries are required to forward copies of this Circular and any voting instruction form or form of proxy provided to them to Non-Registered Holders, unless a Non-Registered Holder has waived the right to receive such forms. The purpose of these procedures is to permit Non-Registered Holders to direct the voting of Shares they beneficially own. Generally, Non-Registered Holders who have not waived the right to receive meeting materials will receive, or will have already received, either a BLUE voting instruction form or form of proxy. If you are a Non-Registered Holder and have received these materials, please sign and return the BLUE voting instruction form or form of proxy in accordance with the directions provided by your Intermediary and set out in such form. For questions or assistance, please contact JANA’s proxy solicitor, Kingsdale Shareholder Services Inc., at 1-866-581-1514 toll-free in North America, or 1-416-867-2272 outside of North America, or by email at contactus@kingsdaleshareholder.com. To keep current with further developments and information about voting your Shares, visit www.JANAAguAnalysis.com YOUR SUPPORT IS EXTREMELY IMPORTANT — VOTE ONLY YOUR BLUE PROXY OR VIF TODAY

16 Without specific instructions, Intermediaries will be prohibited from voting Shares for their clients. Therefore, Non-Registered Holders should ensure that instructions respecting the voting of their Shares are communicated to the appropriate person by the appropriate time. A Non-Registered Holder cannot use a BLUE voting instruction form to vote Shares directly at the Meeting. Voting instructions must be returned sufficiently in advance of the Meeting to have those Shares voted. Each Intermediary has its own procedures which should be carefully followed by Non-Registered Holders to ensure that your Shares are voted by the Intermediary on your behalf at the Meeting. These procedures may allow for voting by telephone, via the Internet, by mail and/or by fax. The applicable instructions for each such method of voting are set out in the BLUE voting instruction form or form of proxy provided to you directly by the Intermediary. Non-Registered Holders should carefully follow the instructions set out in the BLUE voting instruction form or form of proxy, which generally provide for the following, depending on which type of form you receive:  In most cases, Non-Registered Holders will receive, along with the Circular, a BLUE voting instruction form that must be completed, signed and dated by the Non-Registered Holder in accordance with the directions on the voting instruction form (where permissible, in accordance with the instructions indicated, it is recommended you vote the Shares represented by the voting instruction form via the Internet by going to the website specified on the BLUE voting instruction form, and then follow the voting instructions on the screen, or submit a completed, signed and dated voting instruction form by fax or by mail).  Less frequently, a Non-Registered Holder will receive, along with the Circular, a BLUE form of proxy that has already been signed by the Intermediary and which is restricted as to the number of Shares beneficially owned by the Non-Registered Holder, but which is otherwise not completed. In these cases, a Non-Registered Holder must complete, sign and date the BLUE form of proxy and submit it by fax or by mail. If you are a Non-Registered Holder, you have the right to attend and vote your Shares directly at the Meeting. If you are a Non-Registered Holder and wish to attend and vote your Shares directly at the Meeting, you should contact your Intermediary and follow their instructions for completing and returning the BLUE voting instruction form or form of proxy provided to you directly by them, once received. A Non-Registered Holder is entitled to revoke a voting instruction form or form of proxy given to an Intermediary at any time by written notice to the Intermediary in accordance with the instructions given to the Non-Registered Holder by its Intermediary. If you are a Non-Registered Holder and are having trouble voting your Shares or wish to vote your Shares by telephone, you should contact JANA’s proxy solicitor, Kingsdale Shareholder Services Inc., at 1-866-581-1514 toll-free in North America, or 1-416-867-2272 outside of North America, or by email at contactus@kingsdaleshareholder.com, and they will be able to assist you to ensure that your vote is counted at the Meeting. These securityholder materials are being sent to both registered holders of Shares and Non-Registered Holders. If you are a Non-Registered Holder, and JANA or its agent has sent these materials directly to you, your name and address and information about your holdings of securities have been obtained in accordance with applicable securities regulatory requirements from the Company or from the Intermediary holding the Shares on your behalf. For questions or assistance, please contact JANA’s proxy solicitor, Kingsdale Shareholder Services Inc., at 1-866-581-1514 toll-free in North America, or 1-416-867-2272 outside of North America, or by email at contactus@kingsdaleshareholder.com. To keep current with further developments and information about voting your Shares, visit www.JANAAguAnalysis.com YOUR SUPPORT IS EXTREMELY IMPORTANT — VOTE ONLY YOUR BLUE PROXY OR VIF TODAY

17 By choosing to send these materials to you directly, JANA (and not the Intermediary holding on your behalf) has assumed responsibility for (i) delivering these materials to you, and (ii) executing your proper voting instructions. Solicitation of Proxies This solicitation is made by JANA and is not made by or on behalf of management of the Company. Proxies for the Meeting may be solicited by mail, telephone, email or other electronic means as well as by newspaper or other media advertising, and in person by managers, directors, officers and employees of JANA or the Shareholder Nominees, who will not be specifically remunerated therefor. In addition, JANA may solicit proxies by public broadcast, including through press releases, speeches or publications, and by any other manner permitted under applicable Canadian laws. JANA may engage the services of one or more agents and authorize other persons to assist it in soliciting proxies on behalf of JANA. JANA may cause a soliciting dealer group to be formed to solicit proxies on behalf of JANA in support of the Shareholder Nominees, for which JANA would pay customary fees. All costs incurred in the preparation and mailing of this Circular and the solicitation will be borne by JANA. JANA has entered into agreements with Kingsdale Shareholder Services Inc. (“Kingsdale”) and The Laurel Hill Advisory Group Company (“Laurel Hill”) pursuant to which Kingsdale and Laurel Hill have agreed to assist JANA in soliciting Shareholders. Kingsdale’s responsibilities principally include advising JANA on governance best practices, where applicable, liaising with proxy advisory firms, developing and implementing shareholder communication and engagement strategies, and advising with respect to meeting and proxy protocol. Laurel Hill is principally responsible for the solicitation of retail Shareholders and other strategic advice. Pursuant to the agreement with Kingsdale, for its solicitation services, Kingsdale will receive a fee in the range of $125,000 to $250,000, plus disbursements and a telephone call fee. In addition, Kingsdale may be entitled to a success fee on the successful completion of JANA’s solicitation, as determined by JANA in consultation with Kingsdale. Kingsdale will also receive a separate fee for its other services. Pursuant to the agreement with Laurel Hill, Laurel Hill will receive a fee of up to $100,000, plus disbursements and a telephone call fee. In addition, Laurel Hill will be entitled to a success fee of $100,000 on the successful completion of JANA’s solicitation. No person is authorized to give information or to make any representations other than those contained in this Circular and, if given or made, such information or representations must not be relied upon as having been authorized to be given or made. For questions or assistance, please contact JANA’s proxy solicitor, Kingsdale Shareholder Services Inc., at 1-866-581-1514 toll-free in North America, or 1-416-867-2272 outside of North America, or by email at contactus@kingsdaleshareholder.com. To keep current with further developments and information about voting your Shares, visit www.JANAAguAnalysis.com YOUR SUPPORT IS EXTREMELY IMPORTANT — VOTE ONLY YOUR BLUE PROXY OR VIF TODAY

18 OUTSTANDING SHARES AND PRINCIPAL HOLDERS Shareholders Entitled to Vote Agrium has announced that each Shareholder of record at the close of business on February 25, 2013 (the “Record Date”) will be entitled to one vote for each Share held on each matter to come before the Meeting. According to the Management Circular, there were 149,429,215 Shares outstanding as of the Record Date. In determining the number of outstanding Shares, JANA has relied exclusively on the disclosure set out in the Management Circular. Principal Holders Except as set forth below, information regarding the beneficial ownership, control or direction over Shares held other than by JANA is not within the knowledge of JANA. For this information, please refer to the Management Circular. As of the Record Date, JANA owned an aggregate of 11,199,881 Shares, representing approximately 7.5% of the Shares outstanding as of the Record Date. JANA intends to vote all of its Shares as follows:  FOR the election of all five of the Shareholder Nominees named in the accompanying BLUE form of proxy or voting instruction form.  FOR all seven management nominees named in the accompanying BLUE form of proxy or voting instruction form.  FOR the re-appointment of KPMG LLP as the auditors of Agrium.  AGAINST acceptance on an advisory basis of Agrium’s approach to executive compensation (Say on Pay).  FOR the approval of Agrium’s Amended and Restated Shareholder Rights Plan. In addition, as of the Record Date, the Shareholder Nominees and their associates (other than JANA) owned an aggregate of 137,600 Shares, representing approximately 0.09% of the Shares outstanding as of the Record Date. EXECUTIVE COMPENSATION, INDEBTEDNESS, MANAGEMENT CONTRACTS AND EQUITY COMPENSATION PLANS Information regarding the compensation of executives and directors of the Company (including the information prescribed by Form 51-102F6 — Statement of Executive Compensation), the indebtedness of the Company’s directors and officers or their respective associates, management contracts that may be in place at the Company and securities authorized for issuance under the Company’s equity compensation plans is not within the knowledge of JANA. For this information, please refer to the Management Circular and other continuous disclosure filed by the Company on SEDAR at www.sedar.com. For questions or assistance, please contact JANA’s proxy solicitor, Kingsdale Shareholder Services Inc., at 1-866-581-1514 toll-free in North America, or 1-416-867-2272 outside of North America, or by email at contactus@kingsdaleshareholder.com. To keep current with further developments and information about voting your Shares, visit www.JANAAguAnalysis.com YOUR SUPPORT IS EXTREMELY IMPORTANT — VOTE ONLY YOUR BLUE PROXY OR VIF TODAY

19 INTERESTS IN MATERIAL TRANSACTIONS AND MATTERS TO BE ACTED UPON AT THE MEETING Except as otherwise disclosed in this Circular, to the knowledge of JANA, neither JANA nor any of its managers, directors or officers, or any associates or affiliates of the foregoing, nor any of the Shareholder Nominees, or their respective associates or affiliates, has:  any material interest, direct or indirect, in any transaction since the beginning of the Company’s most recently completed financial year or in any proposed transaction that has materially affected or would materially affect the Company or any of its subsidiaries; or  any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in any matter currently known to be acted upon at the Meeting other than the election of directors. Except as disclosed above, information concerning any material interests, direct or indirect, of any director or executive officer of the Company, any other “informed person” (as such term is defined in National Instrument 51-102 — Continuous Disclosure Obligations), any person who, to the knowledge of the directors or officers of the Company, beneficially owns or exercises control or direction over securities carrying more than 10% of the voting rights attached to any class of outstanding voting securities of the Company or any associate or affiliate of any of the foregoing, in any transaction since the beginning of the Company’s most recently completed financial year or in any proposed transaction which has materially affected or would materially affect the Company or any of its subsidiaries, or in any matter to be acted upon at the Meeting, is not within the knowledge of JANA. For this information, please refer to the Management Circular. INFORMATION CONTAINED IN THIS CIRCULAR Certain information concerning the Company contained in this Circular has been taken from or is based upon publicly available documents or records on file with Canadian securities regulatory authorities and other public sources. Although JANA has no knowledge that would indicate that any statements contained in this Circular that are taken from or based upon those documents and records or other public sources are untrue or incomplete, JANA does not assume and expressly disclaims any responsibility for the accuracy or completeness of the information taken from or based upon those documents, records and other public sources, or for any failure by the Company to disclose publicly events or facts that may have occurred or that may affect the significance or accuracy of any such information, but that are unknown to JANA. JANA has not sought or obtained consent from any third party to the use in this Circular of previously published information. Any such information should not be viewed as indicating the support of such third party for the views expressed in this Circular. The delivery of this Circular will not, under any circumstances, create an implication that there has been no change in the information set forth herein since the date as of which such information is given in the Circular. This Circular does not constitute an offer to sell, or a solicitation of an offer to purchase, any securities, or the solicitation of a proxy, by any person in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such an offer or solicitation of an offer or proxy solicitation. For questions or assistance, please contact JANA’s proxy solicitor, Kingsdale Shareholder Services Inc., at 1-866-581-1514 toll-free in North America, or 1-416-867-2272 outside of North America, or by email at contactus@kingsdaleshareholder.com. To keep current with further developments and information about voting your Shares, visit www.JANAAguAnalysis.com YOUR SUPPORT IS EXTREMELY IMPORTANT — VOTE ONLY YOUR BLUE PROXY OR VIF TODAY

20 Any statement contained in the Circular or a document incorporated or deemed to be incorporated by reference in the Circular shall be deemed to be modified or superseded for purposes of the Circular to the extent that a statement contained in the Circular or in any other subsequently filed document which also is or is deemed to be incorporated by reference in the Circular modifies or supersedes such statement. The making of a modifying or superseding statement shall not be deemed an admission for any purpose that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. Any statement so modified or superseded shall not be deemed to constitute a part of the Circular, except as so modified or superseded. Any forward-looking statements or information included in any document incorporated or deemed to be incorporated by reference in the Circular are made as of the date of such document, and JANA undertakes no obligation to publicly update such forward-looking statements or information to reflect new information, subsequent events or otherwise, except as required by applicable laws. For further information, see “Forward-Looking Statements and Information” at page 1 of this Circular. A copy of this Circular, including the accompanying letter to Shareholders, may be obtained, on request, without charge from JANA’s proxy solicitor, Kingsdale Shareholder Services Inc., by contacting them at the numbers or address set out on the back page of this Circular, or may be obtained on SEDAR at www.sedar.com. INFORMATION REGARDING THE COMPANY Additional information relating to the Company, including its Annual Information Form and the Management Circular, can be accessed through SEDAR at www.sedar.com. Financial information is provided in the Company’s comparative financial statements and management’s discussion and analysis for the three and nine month interim periods ended September 30, 2012 and for the year ended December 31, 2012. Copies of the Company’s financial statements and management’s discussion and analysis may be obtained by any person without charge by contacting the Company’s Corporate Secretary at 13131 Lake Fraser Drive S.E., Calgary, Alberta, Canada T2J 7E8, or by telephone at (403) 225-7000. The Company’s auditor is KPMG LLP. For questions or assistance, please contact JANA’s proxy solicitor, Kingsdale Shareholder Services Inc., at 1-866-581-1514 toll-free in North America, or 1-416-867-2272 outside of North America, or by email at contactus@kingsdaleshareholder.com. To keep current with further developments and information about voting your Shares, visit www.JANAAguAnalysis.com YOUR SUPPORT IS EXTREMELY IMPORTANT — VOTE ONLY YOUR BLUE PROXY OR VIF TODAY

21 CERTIFICATE The contents and the sending of this Circular have been approved by JANA. March 7, 2013 JANA Partners LLC By: (signed) Charles Penner Name: Charles Penner Title: Partner and Chief Legal Officer For questions or assistance, please contact JANA’s proxy solicitor, Kingsdale Shareholder Services Inc., at 1-866-581-1514 toll-free in North America, or 1-416-867-2272 outside of North America, or by email at contactus@kingsdaleshareholder.com. To keep current with further developments and information about voting your Shares, visit www.JANAAguAnalysis.com YOUR SUPPORT IS EXTREMELY IMPORTANT — VOTE ONLY YOUR BLUE PROXY OR VIF TODAY

REGISTERED SHAREHOLDERS (YOU HOLD A PHYSICAL SHARE CERTIFICATE REGISTERED IN YOUR NAME) THERE ARE THREE WAYS TO VOTE USING YOUR PROXY: 1. VOTING BY FAX Complete, sign and date your BLUE proxy and return it by fax to 1-866-545-5580 toll-free or 1-416-867-2271. 2. VOTING BY EMAIL Complete, sign and date your BLUE proxy and return it by email to contactus@kingsdaleshareholder.com. 3. VOTING BY MAIL OR DELIVERY Complete, date and sign your BLUE proxy and return it to: Kingsdale Shareholder Services Inc. The Exchange Tower 130 King Street West, Suite 2950, P.O. Box 361 Toronto, ON M5X 1E2 CANADIAN BENEFICIAL SHAREHOLDERS (YOU HOLD SHARES THROUGH A CANADIAN INTERMEDIARY OR DEPOSITARY) THERE ARE FOUR WAYS TO VOTE USING YOUR VIF/PROXY: 1. VOTING BY INTERNET Go to www.proxyvote.com specified on your BLUE VIF/proxy and then follow the voting instructions on the screen. You will require a Control Number (located on the front of your BLUE VIF/proxy) to identify yourself to the system. 2. VOTING BY PHONE Shareholders who wish to vote by phone should call 1-800-474-7493 (or 1-800-474-7501 if you speak French). You will require a 12 digit Control Number (located on the front of your BLUE VIF/proxy) to identify yourself to the system. 3. VOTING BY FAX Complete, sign and date your BLUE VIF/proxy and return it by fax to 905-507-7793 or 514-281-8911. 4. VOTING BY MAIL OR DELIVERY Complete, sign and date your BLUE VIF/proxy and return it in the postage prepaid envelope provided to the address set out on the envelope. UNITED STATES BENEFICIAL SHAREHOLDERS (YOU HOLD SHARES THROUGH A U.S. INTERMEDIARY OR DEPOSITARY) THERE ARE FOUR WAYS TO VOTE USING YOUR VIF/PROXY: 1. VOTING BY INTERNET Go to the voting website listed on your BLUE VIF/proxy and then follow the voting instructions on the screen. You will require a Control Number (located on the front of your BLUE VIF/proxy) to identify yourself to the system. 2. VOTING BY PHONE Shareholders who wish to vote by phone please follow the voting instructions on your BLUE VIF/proxy. You will require a Control Number ((located on the front of your BLUE VIF/proxy) to identify yourself to the system. 3. VOTING BY FAX Complete, sign, and date your BLUE VIF/proxy and return it by fax to the fax number(s) listed on your BLUE VIF/proxy. 4. VOTING BY MAIL OR DELIVERY Complete, sign and date your BLUE VIF/proxy and return it in the postage prepaid envelope provided to the address set out on the envelope. If you experience any problems or require assistance voting your BLUE form of proxy or voting instruction form, contact JANA’s proxy solicitor, Kingsdale Shareholder Services Inc., at 1-866-581-1514 toll-free in North America, or at 1-416-867-2272 outside of North America, or by email at contactus@kingsdaleshareholder.com, and they will be able to assist you to ensure that your vote is counted at the Meeting. VOTE ONLY YOUR BLUE PROXY OR VIF TODAY For questions or assistance, please contact JANA’s proxy solicitor, Kingsdale Shareholder Services Inc., at 1-866-581-1514 toll-free in North America, or 1-416-867-2272 outside of North America, or by email at contactus@kingsdaleshareholder.com. To keep current with further developments and information about voting your Shares, visit www.JANAAguAnalysis.com YOUR SUPPORT IS EXTREMELY IMPORTANT — VOTE ONLY YOUR BLUE PROXY OR VIF TODAY

Any questions and requests for assistance may be directed to the Proxy Solicitation Agent: The Exchange Tower 130 King Street West, Suite 2950, P.O. Box 361 Toronto, Ontario M5X 1E2 www.kingsdaleshareholder.com North American Toll-Free Phone: 1-866-581-1514 Email: contactus@kingsdaleshareholder.com Fax: 1-416-867-2271 Toll-Free Fax: 1-866-545-5580 Outside North America, Banks and Brokers Call Collect: 1-416-867-2272 For more information please visit www.JANAAguAnalysis.com VOTE ONLY YOUR BLUE PROXY OR VIF TODAY For questions or assistance, please contact JANA’s proxy solicitor, Kingsdale Shareholder Services Inc., at 1-866-581-1514 toll-free in North America, or 1-416-867-2272 outside of North America, or by email at contactus@kingsdaleshareholder.com. To keep current with further developments and information about voting your Shares, visit www.JANAAguAnalysis.com YOUR SUPPORT IS EXTREMELY IMPORTANT — VOTE ONLY YOUR BLUE PROXY OR VIF TODAY